EXHIBIT 4.6

                 [FORM OF EXCHANGE CAPITAL SECURITY CERTIFICATE]

     [IF THIS EXCHANGE CAPITAL SECURITY IS A GLOBAL EXCHANGE CAPITAL SECURITY,
INSERT: THIS EXCHANGE CAPITAL SECURITY IS A GLOBAL EXCHANGE CAPITAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS EXCHANGE CAPITAL SECURITY IS EXCHANGEABLE FOR EXCHANGE CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS EXCHANGE CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS EXCHANGE CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.]

     [IF THIS EXCHANGE CAPITAL SECURITY IS A GLOBAL EXCHANGE CAPITAL SECURITY,
INSERT: UNLESS THIS EXCHANGE CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY EXCHANGE CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     THE EXCHANGE CAPITAL SECURITIES ARE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 EXCHANGE CAPITAL SECURITIES). ANY SUCH TRANSFER OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS OF SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

     THE HOLDER OF THIS EXCHANGE CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF ALSO


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AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT
PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR (ii) THE ACQUISITION AND HOLDING OF THIS EXCHANGE CAPITAL SECURITY BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR EXEMPT FROM ANY SUCH PROHIBITION.


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Certificate Number                                  Aggregate Liquidation Amount


                                                    CUSIP NO.


               Certificate Evidencing Exchange Capital Securities

                                       of

                                PBI Capital Trust

                        8.57% Exchange Capital Securities
            (liquidation amount $1,000 per Exchange Capital Security)

     PBI Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ____________________ (the "Holder") is the registered owner of $___________ in aggregate liquidation amount of Exchange Capital Securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 8.57% Series B Capital Securities (liquidation amount $1,000 per Exchange Capital Security) (the "Exchange Capital Securities"). The Exchange Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Exchange Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of August 11, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Exchange Capital Securities as set forth in Annex I to the Trust Agreement. Capitalized terms used but not defined herein shall have the meaning given them in the Trust Agreement. The Sponsor will provide a copy of the Trust Agreement, the Exchange Capital Securities Guarantee, the Common Securities Guarantee (as may be appropriate), and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Trust


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Agreement and is entitled to the benefits thereunder and to the benefits of the
Exchange Capital Securities Guarantee to the extent provided therein.

     By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Exchange Capital Securities as evidence of indirect beneficial ownership in the Trust.


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         IN WITNESS WHEREOF, the Trust has executed this certificate this ____
day of _______, ____.

                                            PBI CAPITAL TRUST



                                            By:
                                                -------------------------------
                                                Name:
                                                Administrative Trustee


                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Exchange Capital Securities referred to in the within-mentioned Trust Agreement.

Dated: _______ __, ____

                                            FIRST UNION TRUST COMPANY,
                                            NATIONAL ASSOCIATION,
                                            as Property Trustee



                                            By:
                                                -------------------------------
                                                Authorized Signatory


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                          [FORM OF REVERSE OF SECURITY]

     Distributions payable on each Exchange Capital Security will be fixed at a rate per annum of 8.57% (the "Coupon Rate") of the liquidation amount of $1,000 per Exchange Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions", as used herein, includes such cash distributions and any such interest and such Liquidated Damages payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

     Distributions on the Exchange Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from February 15, 1999 and will be payable semi-annually in arrears, on February 15 and August 15 of each year, commencing on August 15, 1999, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such


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Extension Period, end on a date other than an Interest Payment Date for the
Debentures or extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     Subject to receipt by the Sponsor of any required regulatory approval and to certain other conditions set forth in the Trust Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time liquidate the Trust and cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneous with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

     The Exchange Capital Securities shall be redeemable as provided in the Trust Agreement.


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                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Exchange Capital Security Certificate to:

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        (Insert assignee's social security or tax identification number)

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                    (Insert address and zip code of assignee)


and irrevocably appoints

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---------------------------------------------------------------------------agent to transfer this Exchange Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
      -----------------------------------------

Signature:
           ------------------------------------
(Sign exactly as your name appears on the other side of this Exchange Capital Security Certificate)

Signature Guarantee***:
                        --------------------------------------------------------

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***  Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.